Exhibit 5.1

www.velaw.com

Tel  713.758.2222    Fax  713.758.2346

September 24, 2018

Rosehill Resources Inc.

16200 Park Row, Suite 300

Houston, Texas 77084

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Rosehill Resources Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-1 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2018, in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of up to 7,072,500 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”).

In connection with the opinion expressed herein, we have examined, among other things, the following documents: (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment thereto, of the Company, (iii) the Amended and Restated Bylaws of the Company, (iv) the Certificate of Designations of our 8.0% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share, (v) the Certificate of Designations of our 10% Series B Redeemable Preferred Stock, par value $0.0001 per share, (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, and (vii) such other certificates, statutes and other instruments and documents that we considered necessary or appropriate for the purpose of rendering the opinion set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinion expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, and (vi) the Class A Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Class A Common Stock, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.